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                                                                  Exhibit (d)(3)


                               FIRST AMENDMENT TO
                        INVESTMENT SUB-ADVISORY AGREEMENT


         FIRST AMENDMENT made this 26th day of January, 2000, to the Investment Sub-Advisory Agreement dated January 14, 1999, between Bremer Trust, N.A., (the "Adviser") and Richfield Bank & Trust Co. (the "Sub-Adviser").

         WHEREAS, Bremer Investment Funds, Inc., a Maryland corporation (the "Fund"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 17, 1996 (the "Advisory Agreement") with the Fund, pursuant to which the Adviser will act as investment adviser to the Legacy Minnesota Municipal Bond Fund (the "Portfolio"), which is a series of the Fund;

         WHEREAS, the Adviser, with the approval of the Fund, has retained the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio; and

         WHEREAS, the parties hereto desire to amend this Agreement to clarify certain of the duties of the Sub-Adviser contained in Section 1d. hereof.

         NOW, THEREFORE, the parties hereto amend and restate this Agreement as follows:

         1. Duties of the Sub-Adviser. Subject to supervision by the Adviser and the Fund's Board of Directors, the Sub-Adviser will manage the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets"), in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

               a. The Sub-Adviser will, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Portfolio, and what portion of the Assets will be invested or held uninvested in cash.

               b. In the performance of its duties and obligations under this Agreement, the Sub-Adviser will act in conformity with the Fund's Articles of Incorporation (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.



























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                  c. At the direction of the Adviser, the Sub-Adviser may place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolio's Registration Statement (as defined herein) and Prospectus or as the Board of Directors or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Portfolio transactions, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. The Sub-Adviser may cause the Portfolio to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer, viewed in terms of either that particular transaction or such broker-dealer's overall responsibilities with respect to the accounts as to which such broker-dealer exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act). In addition, the Sub-Adviser may, at the direction of the Adviser, allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Fund's principal underwriter) to take into account the sale of shares of the Fund if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Assets be purchased from or sold to the Adviser, Sub-Adviser, the Fund's principal underwriter, or any affiliated person of either the Fund, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

                  d. The Sub-Adviser will provide the Adviser with such investment portfolio accounting and will maintain and provide such detailed records and reports relating to the activities of the Sub-Adviser as the Adviser may from time to time reasonably request, including daily processing of investment transactions and periodic valuations of investment portfolio positions conducted by the Sub-Adviser and preparation of such reports and compilation of such data as may be required by the Adviser to comply with the obligations imposed upon it under the Management Agreement. The Adviser acknowledges and agrees that such accounts and records may be maintained by a third-party service provider on behalf of the Fund and the Sub-Adviser. The Sub-Adviser will provide to the Adviser or the Board of Directors such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Directors may reasonably request.

                     The Sub-Adviser will timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the books and records of the Portfolio required by Rule 31a-1 under the 1940 Act.

                     The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are































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required to be maintained by it pursuant to this Agreement, and will transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

                  e. On each business day on which there is a transaction by the Sub-Adviser concerning the Assets, the Sub-Adviser will provide the Portfolio's custodian and the Adviser with a report detailing such transactions.

                  f. The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser will be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Fund.

                  g. The Sub-Adviser will promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

                     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

         2. Duties of the Adviser.

                  a. The Adviser will continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and will oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein will be construed to relieve the Sub-Adviser of responsibility for compliance with the Fund's Articles of Incorporation (as defined herein), the Prospectus, the instructions and directions of the Board of Directors of the Fund, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

                  b. On each business day on which there is a transaction by the Adviser concerning the Assets, the adviser will provide the Portfolio's custodian and the Sub-Adviser with a report detailing such transactions.

         3. Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

                  a. The Fund's Articles of Incorporation, as filed with the Secretary of State of Maryland (such Articles of Incorporation, as in effect on the date of this Agreement and as amended from time to time, herein called the "Articles of Incorporation");

                  b. Bylaws of the Fund (such Bylaws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "Bylaws");

                  c. Prospectus(es) of the Portfolio.




















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         4. Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee calculated in accordance with the Schedule which is attached hereto and made part of this Agreement. The fee will be paid to the Sub-Adviser monthly. The Sub-Adviser will not be entitled to any compensation for any period after which this Agreement is terminated. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

         5. Indemnification. The Sub-Adviser will indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Section 5 will be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to (a) the carrying out by the Sub-Adviser of a specific direction made by the Adviser to the Sub-Adviser, (b) the Adviser's own willful misfeasance, bad faith or negligence, or (c) the reckless disregard of the Adviser's duties under this Agreement. The Adviser will indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's duties under this Agreement as a result of a specific direction made by the Adviser to the Sub-Adviser; provided, however, that the Adviser's obligations under this Section 5 will be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence or the reckless disregard of the Sub-Adviser's duties under this Agreement.

         6. Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants that it is either (a) registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or (b) is exempt from registration under the Advisers Act and any applicable state law pertaining to the regulation of investment advisers.

         7. Duration and Termination. This Agreement will become effective upon its approval by the Fund's Board of Directors and a vote of a majority of the outstanding voting securities of the Portfolio. This Agreement will continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement will terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Fund. As used in this Section 7, the terms "assignment" and "vote of a majority of the outstanding voting securities" will have the respective
























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meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

         8. Governing Law. This Agreement will be governed by the internal laws of Minnesota without regard to conflict of law principles; provided, however, that nothing herein will be construed as being inconsistent with the 1940 Act.

         9. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors.

         10. Notice: Any notice, advice or report to be given pursuant to this Agreement will be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
------------------

Mr. Paul W. Gifford, Jr.
Bremer Trust, N.A.
4150 Second Street south
St. Cloud, MN 56302

To the Sub-Adviser at:
----------------------

Richfield Bank & Trust Co.
6625 Lyndale Avenue South
Richfield, MN  55423

         11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but such counterparts will, together, constitute only one instrument.

         Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.





























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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.

BREMER TRUST, N.A.                        RICHFIELD BANK & TRUST CO.



By: /s/ Steven A. Laraway                 By: /s/ Harvey R. Peck
   -----------------------------             -----------------------------------
   Name: Steven A. Laraway                   Name: Harvey R. Peck
   Title: President                          Title: Vice President
































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                                    SCHEDULE
                                     TO THE
                             SUB-ADVISORY AGREEMENT


         Pursuant to Article 4, the Adviser will pay the Sub-Adviser compensation for services under the Agreement as described in this Schedule.

         Under the terms of the separate Advisory Agreement between the Fund and the Adviser, the Fund is obligated to pay the Adviser a management fee at an annual rate of 0.55% of the average daily net assets of the Portfolio, computed daily and paid monthly. This amount is referred to herein as the "Total Management Fee." The average daily net assets of the Portfolio, computed on a daily basis, are referred to herein as the "NAV."

         The Total Management Fee will be allocated among the Adviser and Sub-Adviser in accordance with the arrangements described below. The amount of the Total Management Fee allocated to the Sub-Adviser will constitute the Sub-Adviser's fee under the Agreement.

         1. The Sub-Adviser will receive a fee at an annual rate of 0.50% of the NAV for the period from April 1, 1999 to March 31, 2000, attributable to shares of the Portfolio beneficially owned by holders of accounts maintained with the Sub-Adviser and shares of the Portfolio sold through the broker-dealers designated on Exhibit A hereto.

         2. The Sub-Adviser will receive a fee at an annual rate of 0.45% of the NAV for the period from April 1, 2000 to March 31, 2001, attributable to shares of the Portfolio beneficially owned by holders of accounts maintained with the Sub-Adviser and shares of the Portfolio sold through the broker-dealers designated on Exhibit A hereto.

         3. The Sub-Adviser will receive a fee at an annual rate of 0.40% of the NAV for the period from April 1, 2001 and thereafter, attributable to shares of the Portfolio beneficially owned by holders of accounts maintained with the Sub-Adviser and shares of the Portfolio sold through the broker-dealers designated on Exhibit A hereto.

         4. The Sub-Adviser will receive a fee at an annual rate of 0.275% of the NAV attributable to shares of the Portfolio which are not beneficially owned by holders of accounts maintained with either the Adviser or the Sub-Adviser and which were not sold through the broker-dealers designated on Exhibit A hereto.

         5. In the case of any shares of the Portfolio sold through an arrangement in which a portion of the Total Management Fee is paid to a third-party institution, the Adviser and Sub-Adviser will split the remaining portion of the Total Management Fee equally.

         Any portion of the Total Management Fee which is not required to be paid to the Sub-Adviser under paragraphs 1 through 5 above will be paid to the Adviser as its management fee.

                               [End of Schedule.]



















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